UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☐	Soliciting Material Under Rule 14a-12

PROLUNG, INC.
(Name of Registrant as Specified in Its Charter)

STEVEN C. EROR RICHARD SERBIN MICHAEL N. CHRISTIANSEN TODD M. MORGAN ERIC M. SOKOL RON DUNFORD BRIAN W. LOVERIDGE DON A. PATTERSON
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Steven C. Eror, together with the other participants named herein, has filed a definitive consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission to be used to solicit consents from stockholders of ProLung, Inc., a Delaware corporation (“ProLung”), for a number of proposals, the ultimate effect of which, if successful, would be to elect Mr. Eror’s eight (8) highly qualified director nominees.

On August 25, 2018, Mr. Eror began sending the following e-mail communication to the stockholders of ProLung:

Dear Shareholder

ProLung is at a critical juncture. Through this consent solicitation, we are seeking to add the continuity, experience and subject matter expertise to the Board that we believe is essential to advance the best interests of all ProLung stakeholders and to move ProLung technology forward toward FDA authorization, adequate capitalization, and strategic partner transactions. Success in these areas is also necessary to help lung cancer patients gain faster treatment and, thereby, help to extend lives.

The Nominees comprise the largest single group of stockholders of ProLung, with about 16.3% ownership of the Company. We have a vested financial interest in the maximization of the stock’s value and our interests are aligned with the interests of all ProLung stockholders. As a group of stockholders that include ProLung’s founder and former President/CEO in addition to former Board members, we are deeply concerned with the current direction of the Company at this critical juncture in which ProLung’s pending clinical validation study and application for FDA marketing authorization hang in the balance. Over a decade of careful preparation and strategic decision-making has gone in to positioning ProLung to successfully undertake the global commercialization and strategic partnerships that are vital to the Company’s near-term and long-term success.

We believe our Nominees possess the collective knowledge and strategic expertise to serve the best interest of ProLung stockholders, particularly given Mr. Eror’s more than a decade of leadership and management experience at ProLung in capital raising and research and development.

We view our slate of eight Nominees as qualified and experienced individuals who, if elected, would provide the proper oversight and direct management to take decisive steps to maximize stockholder value during the Company’s development and commercialization of the ProLung Test and FDA review of its Statistical Analysis Plan.

We do not have any specific plans to reinstate Mr. Eror as the Company’s CEO if we are successful in electing the Nominees in this solicitation, nor is Mr. Eror’s purpose in conducting this solicitation to be re-installed as CEO of ProLung. Rather, our chief purpose in seeking to appoint the Nominees is to ensure that the best interests of stockholders are properly represented in the boardroom and to best position ProLung for FDA approval and building an infrastructure to launch the United States market.

Our Nominees, if elected, intend to assess the circumstances of the Company at such time of their election, which we expect would include an evaluation of the Company’s senior management. We do have serious concerns that the current interim CEO, Michael Garff, lacks experience as a chief executive in either the medical technology industry or any relevant industry and that this could negatively impact the FDA review process.

We urge you to vote in favor of all five Proposals and elect our Nominees to the Board in order to restore the effective oversight. Transparency and accountability that we believe is much needed at the Company at this time.

We would welcome your support in our efforts to expand and enhance the Board.

We look forward to receiving your consents. Detailed instructions are provided on the White ProLung Stockholder Consent Card attached below.

PRINT, SIGN, DATE & RETURN THE CONSENT CARD BY ANY OF THE FOLLOWING MEANS:

EMAIL:	enlargeandenhance@yahoo.com Scan or photograph

FAX:	(435) 578-2300

MAIL:	Enlarge and Enhance the Board PO Box 58027 Salt Lake City, Utah 84158

Call us if you have any questions at 801.631-7288 or by email at enlargeandenhance@yahoo.com.

Very truly yours,

Your Nominees

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Steven C. Eror, together with the other participants named herein, has filed a definitive consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to solicit proxies and consents for the amendment of the Bylaws and the election of a slate of eight (8) director nominees to the Board.

WE STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PRELIMINARY CONSENT SOLICITATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the solicitation are Michael Christiansen, Ron Dunford, Steven Eror, Brian Loveridge, Todd Morgan, Don Patterson, Richard Serbin and Eric Sokol (collectively, the “Participants”).

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D, as may be amended from time to time (the “Schedule 13D”), filed by Mr. Eror with the Securities and Exchange Commission (the “SEC”). The Schedule 13D is available at no charge on the SEC’s website at http://www.sec.gov. As of the date hereof, the Participants collectively beneficially own an aggregate of 644,252 shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), consisting of (i) 87,125 shares of Common Stock directly beneficially owned by Steven C. Eror, (ii) 8,900 shares of Common Stock directly beneficially owned by Brian Loveridge, (iii) 172,188 shares of Common Stock beneficially owned by Todd Morgan, including (a) 32,500 shares of Common Stock held by an irrevocable trust of which Mr. Morgan is the trustee, (b) 33,750 shares of Common Stock held by a trust of which Mr. Morgan is the manager, (c) 3,750 shares of Common Stock held by a trust of which Mr. Morgan is the manager, (d) 50,000 shares of Common Stock held by a trust of which Mr. Morgan is the manager, and (e) 25,000 shares of Common Stock held by a trust of which Mr. Morgan is the manager, (iv) 58,735 shares of Common Stock directly beneficially owned by Don Patterson (v) 277,621 shares of Common Stock directly beneficially owned by Eric Sokol and (iv) 39,683 shares of Common Stock directly beneficially owned by Ron Dunford. As of the date hereof, none of Messrs. Christiansen or Serbin beneficially own any shares of Common Stock.